Exhibit 23




                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-52956) pertaining to the Lilly Industries, Inc. Employee 401(k) Savings Plan of our report dated June 2, 2000 with respect to the financial statements and schedule of the Lilly Industries, Inc. Employee 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.

Indianapolis, Indiana
June 27, 2000